U.S. SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

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FORM 8-K/A

(Amendment #1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED) June 26, 2014

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Commission File No. 000-53674

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Revolutionary Concepts, Inc.

(Exact name of small business issuer as specified in its charter)

Nevada	27-0094868
(State or other jurisdiction of incorporation or organization	(IRS Employer Identification No.)

4822 Albemarle Rd, Suite 209

Charlotte, NC 28205

(Address of principal executive offices)

(980) 225-5376

(Ttelephone number)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

As used in this Current Report on Form 8-K-A (the “Report”), the terms "we", "us", "our", "our company" and “RCI” refer to Revolutionary Concepts, Inc., a Nevada corporation (the “Registrant”).

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Our disclosure and analysis in this Report contain some forward-looking statements. Certain of the matters that may be discussed include our operations, cash flows, financial position, economic performance and financial condition, and the effect of economic conditions include forward-looking statements.

Statements that are predictive in nature, that depend upon or refer to future events or conditions or that include words such as "expects," "anticipates," "intends," "plans," "believes," "estimates" and similar expressions are forward-looking statements. Although we believe that these statements are based upon reasonable assumptions, including projections of orders, sales, operating margins, earnings, cash flow, research and development costs, working capital, capital expenditures and other projections, they are subject to several risks and uncertainties.

Investors are cautioned that our forward-looking statements are not guarantees of future performance and the actual results or developments may differ materially from the expectations expressed in the forward-looking statements.

As for the forward-looking statements that relate to future financial results and other projections, actual results will be different due to the inherent uncertainty of estimates, forecasts and projections may be better or worse than projected. Given these uncertainties, you should not place any reliance on these forward-looking statements. These forward-looking statements also represent our estimates and assumptions only as of the date that they were made. We expressly disclaim a duty to provide updates to these forward-looking statements, and the estimates and assumptions associated with them, after the date of this filing to reflect events or changes in circumstances or changes in expectations or the occurrence of anticipated events. You are advised, however, to consult any additional disclosures we make in our reports on Form 10-K, Form 10-Q, Form 8-K, or their successors.

Item 1.01 – Entry Into A Material Definitive Agreement

The Registrant and Greenwood Finance Group, LLC, a limited liability company organized under the laws of the State of Georgia (“Greenwood”), and a wholly owned subsidiary of the Registrant, as Borrowers and Guarantors, and Rainco Industries, Inc., a Georgia corporation (“Rainco”), as Lender, have entered into a Senior Secured Revolving Credit Facility Agreement, dated June 26, 2014 (the “Agreement”).  The Agreement is senior to all other debt of Greenwood, secured by, among other things, a guaranty, a security agreement and a pledge agreement by and among the parties and contemplates a $10 million revolving line of credit for capital funding of Greenwood.  A copy of the Agreement is attached as Exhibit 99.1 hereto.

The description of the Agreement contained in this Report is qualified in its entirety by the text of the Agreement and exhibits attached hereto.

The terms of the Agreement include, among other things:  (a) the facility is a senior secured revolving credit facility, (b) the facility has an initial term of two years, and (c) the Agreement has other financial covenants and conditions which are consistent with industry standards.

The proceeds from the senior secured revolving credit facility are to be provided by the Lender after satisfaction of numerous conditions precedent, and are intended to be used for working capital, investments, acquisition of distressed financial assets, and to provide short-term financing to small and mid-market capitalization companies. The capital funding it facilitates will provide Greenwood with, among other things, the ability to purchase and acquire alternative undervalued financial assets of third parties.

The Agreement allows Greenwood to secure financing with Rainco, an experienced company in the financial services and investment banking industry.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibit 99.1 - Senior Secured Revolving Credit Facility Agreement and exhibits

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Revolutionary Concepts, Inc.
Date: May 12, 2015	By:	/s/ Ronald Carter

Ronald Carter Chairman and President

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